Exhibit 99


                                                        Joint Filer Information


Name:                      Elan International Services, Ltd.


Address:                   102 St. James Court
                           Flatts, Smiths FL 04
                           Bermuda


Designated Filer:          Elan Corporation, plc


Issuer & Ticker Symbol:    Bioject Medical Technologies, Inc.
                           (BJCT)


Date of Earliest
Transaction Required
to be Reported:            3/24/04


Signature:                 /s/ Kevin Insley
                           Name:    Kevin Insley
                           Title:  President and Chief Financial Officer
                           ELAN INTERNATIONAL SERVICES, LTD.




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                                                        Joint Filer Information


Name:                      Elan Pharmaceutical Investments, Ltd.


Address:                   102 St. James Court
                           Flatts, Smiths FL 04
                           Bermuda


Designated Filer:          Elan Corporation, plc


Issuer & Ticker Symbol:    Bioject Medical Technologies, Inc.
                           (BJCT)


Date of Event
Requiring Statement:       3/24/04


Signature:                 /s/ Kevin Insley
                           Name:    Kevin Insley
                           Title:  President and Chief Financial Officer
                           ELAN PHARMACEUTICAL INVESTMENTS, LTD.